Exhibit 10.1

FIRST CAPITAL, INC.

2022 ANNUAL SUPPLEMENTAL BONUS PLAN

(Effective January 1, 2022)

1.    Purpose. The purpose of the First Capital, Inc. 2022 Annual Supplemental Bonus Plan (the "Plan") is to provide compensation in addition to base salaries to senior and executive officers and outside directors of the Company in order to motivate such officers and directors to maximize the Company’s profits and reward them for attainment of certain established financial and non-financial goals and objectives.

2.    Effective Date. The Plan is effective as of January 1, 2022 (the "Effective Date"), and shall remain in effect until it has been terminated pursuant to Section 10(f).

3.    Administration. The Plan will be administered by the Committee. The Committee may (a) adopt such rules and regulations as are appropriate for the proper administration of the Plan in a manner that provides active and effective oversight of the Plan, and (b) make such determinations and take such actions in connection with the Plan as it deems necessary. While the Committee may appoint individuals to act on its behalf in the administration of the Plan, it will have the sole, final and conclusive authority to administer, construe and interpret the Plan. The Committee’s determinations and interpretations will be final and binding on all persons, including the Company, its shareholders and persons having any interests in Awards.

4.    Definitions. The following terms shall have the corresponding meanings:

  (a)    "Affiliate" means any corporation or other entity controlled by the Company.

  (b)    "Award" means an award granted pursuant to the Plan, the payment of which shall be contingent on the attainment of Performance Goals with respect to a Performance Period, as determined by the Committee pursuant to Section 7(a).

  (c)    "Board" means the Board of Directors of the Company, as constituted from time to time.

  (d)    "Change in Control" means:

 (i)    the Company merges into or consolidates with another corporation, or merges another corporation into the Company, and, as a result, less than 50% of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were shareholders of the Company immediately before the merger or consolidation;

 (ii)    a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Section 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner (within the meaning of Rule 13d-3 of such Act), directly or indirectly, of 25% or more of a class of the Company’s voting securities; provided, however, that this clause (ii) shall not apply to beneficial ownership of Company voting shares held by a trustee or other fiduciary holding securities under an employee benefit plan of the Company or by an entity of which the Company, directly or indirectly, beneficially owns 50% or more of its outstanding voting securities;

 (iii)    during any period of two consecutive years, individuals who constitute the Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the Board of Directors (or first nominated by the Board of Directors for election by the shareholders) by a vote of at least two-thirds of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

 (iv)    the Company or an Affiliate sells to a third party all or substantially all of its assets, or consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company or Affiliate’s assets.

  (e)    "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, including any regulations or authoritative guidance promulgated thereunder and successor provisions thereto.

  (f)    "Committee" means the Compensation Committee or such other committee appointed by the Board to administer the Plan pursuant to Section 3.

  (g)    "Company" means First Capital, Inc., or any successor thereto.

  (h)    "Disability" means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his or her customary and usual duties for the Company or an Affiliate, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

  (i)    "Participant" means, as to any Performance Period, the senior and executive officers and outside directors of the Company or an Affiliate who are designated by the Committee to participate in the Plan for that Performance Period.

  (j)    "Performance Goals" means the goals and performance metrics selected by the Committee, in its discretion, to be applicable to a Participant for any Performance Period. Performance Goals may include a threshold level of performance below which no Award will be paid and levels of performance at which specified Award amounts will be paid and may also include a maximum level of performance above which no additional Award amount will be paid. The Committee may, in its discretion, determine the performance criteria on which Performance Goals will be based, including criteria expressed relative to a peer group of companies.

  (k)    "Performance Period" means the period for which performance is calculated, which unless otherwise indicated by the Committee, shall be the Plan Year.

  (l)     "Plan" means the First Capital, Inc. 2022 Annual Supplemental Bonus Plan, as amended from time to time.

  (m)   "Plan Year" means the 12-month period commencing each January 1 and ending on each subsequent December 31.

  (n)    "Pro-Rated Award" means an amount equal to the Award otherwise payable to the Participant for a Performance Period in which the Participant was actively employed by the Company or an Affiliate as a senior or executive officer or outside director for only a portion thereof, multiplied by a fraction, the numerator of which is the number of days the Participant was actively so employed by the Company or an Affiliate during the Performance Period and the denominator of which is the number of days in the Performance Period.

  (o)    “Retirement” means, with respect to a senior or executive officer, a Participant’s termination of service on or after attaining age 65 for reasons other than death or Disability. “Retirement” shall not apply to any termination of service by an outside director.

5.   Eligibility and Participation.

  (a)    Eligibility. Senior and executive officers of the Company and its participating Affiliates are eligible to participate in the Plan.

  (b)    Participation. The Committee, in its discretion, shall designate the persons who shall be Participants for each Performance Period. Only eligible individuals who are designated by the Committee to participate in the Plan with respect to a particular Performance Period may participate in the Plan for that Performance Period. An individual who is designated as a Participant for a given Performance Period is not guaranteed or assured of being selected for participation in any subsequent Performance Period.

  (c)    New Hires; Newly Eligible Participants. A newly hired or newly eligible Participant will be eligible to receive a Pro-Rated Award.

  (d)    Leaves of Absence. If a Participant is on a leave of absence for a portion of a Performance Period, the Participant will be eligible to receive a Pro-Rated Award reflecting participation for the period during which the Participant was actively employed as a senior or executive officer or outside director and not any period when the Participant was on leave.

6.    Terms of Awards.

  (a)    Determination of Performance Goals and Performance Formula. Prior to, or reasonably promptly following the commencement of, each Performance Period, the Committee, in its sole discretion, shall establish in writing the Performance Goals for the Performance Period and shall prescribe a formula for determining the possible amount of an Award, including varying levels of Award depending on performance, and relative weight to be applied to performance criteria factoring into the determination of Performance Goals.

  (b)     Adjustments. The Committee may adjust or modify the calculation of a Performance Goal and related criteria and the weighting thereof for a Performance Period in its sole discretion.

7.   Payment of Awards.

  (a)     Determination of Awards.

(i)    Following the completion of each Performance Period, the Committee shall determine the extent to which the Performance Goals have been achieved. Subject to Section 7(a)(iii), if the minimum Performance Goals established by the Committee are not achieved, then no payment will be made.

(ii)    To the extent that the Performance Goals are achieved, the Committee shall determine the amount of each Participant's Award.

(iii)    In determining the amount of each Award, the Committee may reduce, eliminate or increase the amount of an Award if, in its sole discretion, such adjustment is appropriate.

  (b)      Form and Timing of Payment. Except as otherwise provided herein, as soon as practicable following the Committee's determination pursuant to Section 7(a) for the applicable Performance Period, each Participant shall receive a cash lump sum payment of their Award, less required withholding. In no event shall such payment be made later than 2 1/2 months following the end of the Performance Period.

   (c)      Employment Requirement. Except as otherwise provided in Section 8, no Award shall be paid to any Participant who is not actively employed by the Company or an Affiliate as a senior or executive officer or outside director on the last day of the Performance Period.

8.    Termination of Employment.

   (a)      Employment Requirement. Except as otherwise provided in Section 8(b), if a Participant's employment as a senior or executive officer or outside director terminates for any reason prior to the last day of the Performance Period [the date that Awards are paid], all of the Participant's rights to an Award for the Performance Period shall be forfeited.

   (b)      [Death, Disability,] Retirement. If a Participant's employment as a senior or executive officer or outside director is terminated by reason of the Participant's [death, Disability or] Retirement during a Performance Period [or following a Performance Period but before the date that Awards are paid], the Participant or their beneficiary will be paid a Pro-Rated Award. In the case of a Participant's Disability, such employment termination shall be deemed to have occurred on the date that the Committee determines that the Participant is Disabled. Payment of such Pro-Rated Award will be made at the same time and in the same manner as Awards are paid to other Participants.

9.    Change in Control. If a Change in Control occurs during a Performance Period, Awards under the Plan will be calculated based on the Company's performance as of the date of the Change in Control. Awards paid in connection with a Change in Control will be paid no later than 2 1/2 months following the date of the Change in Control.

10.  General Provisions.

  (a)    Compliance with Legal Requirements. The Plan and the granting of Awards shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

  (b)    Non-transferability. A person's rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan, may not be assigned, pledged or transferred, except in accordance with Section 10(i) in the event of the Participant's death.

  (c)    No Right to Employment. Nothing in the Plan or in any notice of Award shall confer upon any person the right to continue in the employment as a senior or executive officer or outside director of the Company or any Affiliate or affect the right of the Company or any Affiliate (or the shareholders thereof) to terminate such employment of any Participant.

  (d)    No Right to Award. Unless otherwise expressly set forth in an employment agreement signed by the Company or Affiliate, a Participant shall not have any right to any Award under the Plan until such Award has been paid to such Participant, and participation in the Plan in one Performance Period does not connote any right to become a Participant in the Plan in any future Performance Period.

  (e)    Withholding. The Company shall have the right to withhold from any Award, any federal, state or local income and payroll taxes required by law to be withheld and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to an Award.

  (f)    Amendment or Termination of the Plan. The Board or the Committee may, at any time, amend, suspend or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall adversely affect the rights of any Participant to Awards allocated prior to such amendment, suspension or termination.

  (g)    Unfunded Status. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary or legal representative or any other person. To the extent that a person acquires a right to receive payments under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).

  (h)    Governing Law. The Plan shall be construed, administered and enforced in accordance with the laws of the State of Indiana, without regard to conflicts of law principals.

  (i)    Beneficiaries. To the extent that the Committee permits beneficiary designations, any payment of Awards due under the Plan to a deceased Participant shall be paid to the beneficiary duly designated by the Participant in accordance with the procedures established by the Committee. If no such beneficiary has been designated or survives the Participant, payment shall be made by will or the laws of descent or distribution.

  (j)    Code Section 409A. It is intended that payments under the Plan qualify as short-term deferrals exempt from the requirements of Code Section 409A. In the event that any Award does not qualify for treatment as an exempt short-term deferral, it is intended that such amount will be paid in a manner that satisfies the requirements of Section 409A of the Code. The Plan shall be interpreted and construed accordingly.

  (k)    Headings. The section and paragraph headings in the Plan have been inserted for convenience of reference only and do not constitute a part of the Plan for purposes of interpretation or construction.

  (l)    Severability. In the event any provision of the Plan is held to be illegal or invalid for any reason, such illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and endorsed as if such illegal or invalid provision had never been contained in the Plan.

  (m)    Non-exclusive. Nothing in the Plan shall limit the authority of the Company, the Board or the Committee to adopt such other compensation arrangements, as it may deem desirable for any Participant.

  (n)    Notices. Any notice or document required to be given to or filed with the Committee under this Plan will be properly given or filed if delivered or mailed, by certified mail, postage prepaid, to the Compensation Committee, First Capital, Inc. Board of Directors, 220 Federal Drive, P.O. Box 130, Corydon, Indiana, 47112.

  (o)    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding upon any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the assets of the Company.

  (p)    Clawback. All Awards are subject to the Company's Clawback Policy as in effect from time to time and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Participant. The action permitted to be taken by the Board under this Section is in addition to, and not in lieu of, any and all other rights of the Board and the Company under applicable law and shall apply notwithstanding anything to the contrary in the Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this First Capital, Inc. 2022 Annual Bonus Plan to be executed by its officers thereunder duly authorized, this 17th day of October, 2022, but effective as of January 1, 2022.

FIRST CAPITAL, INC.

By: /s/William W. Harrod

Printed: William W. Harrod

Title: President and CEO

ATTEST:

By: /s/ Michael C. Frederick

Printed: Michael C. Frederick

Title: Executive Vice President, CFO and Treasurer